Exhibit 99.1

Calidi Biotherapeutics and Edoc Acquisition Corp. Agree to Merge and Create a Publicly Listed, Clinical-Stage Biotechnology Company Utilizing Stem Cell-Based Platforms to Revolutionize Oncolytic Virotherapies

-Total gross proceeds from transaction expected to be approximately $117 million prior to redemptions, combining $25 million PIPE and up to $92 million held in Edoc trust account-

-Anticipated cash resources will fund Calidi’s NeuroNova and SuperNova development programs through multiple clinical milestones-

-Business combination expected to be completed in second quarter of 2022; combined company expected to be listed on Nasdaq under the ticker “CLDI”-

LA JOLLA, CALIF. and Victor, NY, February 2, 2022—Calidi Biotherapeutics, Inc. (“Calidi” or the “Company”), a clinical-stage biotechnology company that is pioneering the development of cell-based delivery of oncolytic viruses, and Edoc Acquisition Corp. (“Edoc”) (NASDAQ: ADOC), a blank check company organized to acquire or merge with one or more businesses, have entered into a definitive merger agreement. Upon closing the transaction, anticipated to occur in the second quarter of 2022, the combined company will be named Calidi Biotherapeutics, Inc. and led by Allan Camaisa, CEO and Chairman of the Board. In addition, the combined company’s common stock intends to list on the Nasdaq Capital Market.

“We are excited about combining with Edoc to advance our mission of delivering life-saving oncolytic virus therapies with the potential to revolutionize patient care,” said Mr. Camaisa. “This business combination positions us well as we enter the next phase of our growth, delivering on the promise of our NeuroNova (NNV) and SuperNova (SNV) platforms, to surpass the deficiencies of the first generation oncolytic viruses existing in the marketplace. Furthermore, it will allow us to leverage Edoc’s extensive 400+ physician network across many disciplines.”

“Calidi’s innovative stem cell-based delivery platforms are being developed to overcome the immune system’s ability to eliminate oncolytic viruses, potentially allowing oncolytic viral therapy to be successful,” said Dr. Kevin Chen, Chairman and CEO of Edoc. “We aim to invest in people and companies that can change the healthcare landscape, and we believe that Calidi’s technology is differentiated and has the potential to transform cancer therapy.”

The transaction includes gross proceeds of up to $92 million in trust at Edoc (less any redemptions by existing Edoc shareholders) and a concurrent $25 million PIPE from institutional investors.

Additionally, Edoc entered into backstop arrangements with certain institutional investors for the purchase of up to 2.2 million shares of Edoc Class A ordinary shares in connection with Edoc’s shareholder meeting to approve the business combination as well as Edoc’s February 9, 2022 shareholder meeting to approve an extension of time to complete its business combination, with the actual amount dependent upon the amount of cash available after each such shareholder meeting after any redemptions.

Net proceeds from the transaction are expected to provide Calidi with capital to advance its pipeline through multiple clinical milestones, such as:

●	NNV1 Phase 2 initiation: allogeneic neural stem cells loaded with an oncolytic adenovirus for the treatment of newly diagnosed glioblastoma.

●	NNV2 Phase 1 initiation: allogeneic neural stem cells loaded with an oncolytic adenovirus for the treatment of recurrent glioblastoma.

●	SNV1 Phase 1 initiation: allogeneic adipose-derived mesenchymal stem cells (AD-MSC) loaded with an oncolytic vaccinia virus for the treatment of advanced metastatic solid tumors.

●	Support expansion of Calidi’s stem cell-based delivery platforms into additional indications

Key Transaction Terms

Upon closing of the business combination (the “Business Combination”), and assuming no redemptions of shares of Edoc by its public shareholders, Calidi would be expected to have cash and cash equivalents, prior to transaction expenses, of approximately $117 million (less any redemptions and transaction expenses) and a pro forma enterprise valuation of $449 million.

The boards of directors of Calidi and Edoc unanimously approved the proposed transaction, which is anticipated to close in the second quarter of 2022. The closing of the transaction is subject to the approval of Edoc shareholders, regulatory approval and the satisfaction or waiver of certain other customary closing conditions.

A Current Report on Form 8-K, filed by Edoc with the Securities and Exchange Commission (SEC), will provide additional information about the proposed business combination, related financings and backstop arrangements, and will be available on the SEC’s website at www.sec.gov. In addition, Edoc intends to file a registration statement on Form S-4 with the SEC, including a proxy statement/prospectus, and will file other documents regarding the proposed transaction with the SEC.

Advisors

H.C. Wainwright & Co. served as financial advisor to Calidi. Lewis Brisbois Bisgaard & Smith LLP acted as legal counsel to Calidi. Ellenoff Grossman & Schole LLP acted as legal counsel to Edoc, and I-Bankers Securities, Inc. as financial advisor to Edoc.

About Calidi Biotherapeutics

Calidi Biotherapeutics is a clinical-stage immuno-oncology company with proprietary technology that is revolutionizing the effective delivery and potentiation of oncolytic viruses for targeted therapy against difficult-to-treat cancers. Calidi Biotherapeutics is advancing a potent allogeneic stem cell and oncolytic virus combination for use in multiple oncology indications. Calidi’s off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses currently in development leading to enhanced efficacy and improved patient safety. Calidi Biotherapeutics is headquartered in La Jolla, California. For more information, please visit calidibio.com.

About Edoc Acquisition Corp.

Edoc Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The company is sponsored by an extensive network of physician entrepreneurs across 30+ medical specialties in leading medical institutions and is led by Kevin Chen, Chief Executive Officer of Edoc.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” as well as similar terms, are forward-looking in nature. The forward-looking statements contained in this discussion are based on the Calidi’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Calidi will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Calidi’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; the outcome of any legal proceedings that may be instituted against Edoc, Calidi, the combined company or others following the announcement of the Business Combination, the private placement financing proposed to be consummated concurrently with the Business Combination (the “PIPE”), and any definitive agreements with respect thereto; the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of Edoc, the possibility that due diligence completed following execution of the principal definitive transaction documents for the Business Combination and PIPE will not be satisfactorily concluded, the inability to complete the PIPE or other financing needed to complete the Business Combination, or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Calidi as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; costs related to the Business Combination; changes in applicable laws or regulations; the evolution of the markets in which Calidi competes; the inability of Calidi to defend its intellectual property and satisfy regulatory requirements; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; the risk of downturns and a changing regulatory landscape in the highly competitive pharmaceutical industry; the impact of the COVID-19 pandemic on Edoc’s business; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Edoc’s final prospectus dated November 12, 2020 and Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on May 25, 2021 and as amended on January 14, 2022 risks and uncertainties indicated in the Registration Statement and the definitive proxy statement to be delivered to Edoc’s shareholders, including those set forth under “Risk Factors” therein, and other documents filed to be filed with the SEC by Edoc.

Additional Information and Where to Find It

Edoc intends to file with the SEC a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”), which will include a preliminary proxy statement of Edoc, and a prospectus in connection with the proposed business combination transaction (the “Business Combination”) involving Edoc and Calidi. The definitive proxy statement and other relevant documents will be mailed to Edoc shareholders as of a record date to be established for voting on the Business Combination. Edoc securityholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with Edoc’s solicitation of proxies for the special meetings to be held to approve the Business Combination because these documents will contain important information about Edoc, Calidi, and the Business Combination. Edoc securityholders and other interested persons will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to Edoc by contacting its Chief Executive Officer, Kevin Chen, c/o Edoc Acquisition Corp., 7612 Main Street Fishers, Suite 200, Victor, New York 14564, at (585) 678-1198.

Participants in the Solicitation

Edoc and Calidi and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. Edoc shareholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of Edoc in Edoc’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on May 25, 2021 and as amended on January 14, 2022. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Edoc’s shareholders in connection with the proposed business combination will be included in the definitive proxy statement/prospectus that Edoc intends to file with the SEC.

No Offer or Solicitation

This press release will not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release will also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Media Contact:

Kristin Schaeffer

CG Life

kschaeffer@cglife.com

1-858-354-8850

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